Exhibit 10.13

GUARANTY AND SURETYSHIP AGREEMENT

This Guaranty and Suretyship Agreement (the “Guaranty”), dated as of this 20th day of October, 2010, is made by the undersigned (“Guarantor”) in favor of SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, as agent for Lenders (“Agent”) in connection with that certain Credit Agreement dated as of May 25, 2007, as amended, by and among ALARM FUNDING, LLC, a Delaware limited liability company (“Alarm Funding”), CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (“NewCo, and pursuant to the terms of that certain Borrower Joinder and Assumption Agreement of NewCo dated as of the date hereof, together with Alarm Funding the “Borrower”), and other Credit Parties now  or hereafter party thereto, Agent  and Lenders now or hereafter party thereto (“Lenders”) (as further amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

1.             Guarantied Obligations.  To induce Agent and Lenders to waive certain Events of Default, restructure certain loans and grant other financial accommodations to the Borrower under the Credit Agreement, Guarantor hereby unconditionally, and irrevocably, guaranties to Agent and each Lender; and becomes surety, as though it were a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal Bankruptcy Code of the United States or any similar laws of any country or jurisdiction) of all Obligations, including all obligations, liabilities, and indebtedness from time to time of Borrower or any other guarantor to Agent or any Lender or any Affiliate of any Lender under or in connection with the Credit Documents, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any other guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Credit Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Credit Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”).  Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if Agent or any of Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Credit Documents, or any other Guarantied Obligations, to any other Person.

In furtherance of the foregoing, Guarantor agrees as follows.

2.             Guaranty. Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of Agent and Lenders or any one or more of them.   All payments made hereunder shall be made by Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3.             Obligations Absolute.  The obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, Agent, or Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any guarantor or would otherwise operate as a discharge of any guarantor as a matter of law or equity.  Guarantor agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Credit Documents.  Without limiting the generality of the foregoing, Guarantor hereby consents to, at any time and from time to time, and the obligations Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a)           Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Credit Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Credit Documents, or any rights of Agent or Lenders or any other Person with respect thereto;

(b)           Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Credit Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Credit Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Credit Document or any of the Guarantied Obligations;

(c)           Any failure to assert any breach of or default under any Credit Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Credit Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against Borrower or any other Person under or in connection with any Credit Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against the any guarantor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied

Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d)           Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by Agent or Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by any of Agent or Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations.  As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e)           Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to Borrower or any other Person; or any action taken or election made by Agent or Lenders, or any of them (including any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Borrower, or any other Person in connection with any such proceeding;

(f)            Any defense, setoff, or counterclaim which may at any time be available to or be asserted by Borrower or any other person with respect to any Credit Document or any of the Guarantied Obligations; or any discharge by operation of law or release of Borrower or any other Person from the performance or observance of any Credit Document or any of the Guarantied Obligations; and

(g)           Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

4.             Waivers, etc.  To the full extend permitted by law, Guarantor hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3.  Without limitation and to the fullest extent permitted by applicable law, Guarantor waives each of the following:

(a)           All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any other guarantor, including the following:  any notice of any event or circumstance described in Section 3; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Credit Document or any of the

Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Credit Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of Borrower or any other Person;

(b)           Any right to any marshalling of assets, to the filing of any claim against Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against Borrower or any other Person of any other right or remedy under or in connection with any Credit Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of Agent or Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Credit Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Credit Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c)           Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by Agent or Lenders, or any of them (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of Agent or Lenders, or any of them, to seek a deficiency against Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d)           Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5.             Reinstatement. This Guaranty is a continuing obligation of the Guarantor and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance.  Upon termination of all Commitments, and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, Borrower or any Guarantor or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6.             Subrogation.  Guarantor waives and agrees it will not exercise any rights against Borrower or any other guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full and all Commitments have been terminated.  If any amount shall be paid to Guarantor by or on behalf of Borrower or any other guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such other guarantor for the benefit of, and shall be held in trust for the benefit of, Agent and Lenders and shall forthwith be paid to Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7.             No Stay.  Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including stay or injunction resulting from the pendency against Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantor agrees that, for the purposes of this Guaranty and its obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8.             Taxes.

(a)           No Deductions.  All payments made by Guarantor under any of the Credit Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes of the United States applicable to any Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”).  If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any of the Credit Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii)  Guarantor shall make such deductions, and (iii)  Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

(b)           Stamp Taxes.  In addition, Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Credit Documents (hereinafter referred to as “Other Taxes”).

(c)           Indemnification for Taxes Paid by any Lender.  Guarantor shall indemnify each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date a Lender makes written demand therefor.

(d)           Certificate.  Within thirty (30) days after the date of any payment of any Taxes by Guarantor, it shall furnish to each Lender, the original or a certified copy of a receipt evidencing payment thereof.  If no Taxes are payable in respect of any payment by Guarantor, it shall, if so requested by a Lender, provide a certificate of an officer of Guarantor to that effect.

9.             Judgment Currency.

(a)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under any of the Credit Documents in any currency (the “Original Currency”) into another currency (the “Other Currency”), Guarantor hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b)           The obligation of Guarantor in respect of any sum due from Guarantor to any Lender under any of the Credit Documents shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the business day (being a day on which it is open for business at its principal office in the United States) following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, Guarantor agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

10.           Notices.  Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.6 [Notices] of the Credit Agreement.  Agent and Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and Agent and Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

11.           Counterparts; Telecopy Signatures.  This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  Guarantor acknowledges and agrees that a telecopy or other electronic transmission to Agent or any Lender of signature pages hereof purporting to be signed on behalf of Guarantor shall constitute effective and binding execution and delivery hereof by Guarantor.

12.           Setoff, Default Payments by Borrower.

(a)           In the event that at any time any obligation of the Guarantor now or hereafter existing under this Guaranty shall have become due and payable, Agent and Lenders, or any of them, shall have the right from time to time, without notice to Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Lender or Agent hereunder or under any other loan, or any subsidiary or affiliate of any such Lender or Agent, to Guarantor, including all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by Guarantor with Agent or any Lender.  Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not Agent or Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that Agent and Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to Agent or any of Lenders.  The rights of Agent and Lenders under this Section are in addition to such other rights and remedies (including other rights of setoff and banker’s lien) which Agent and Lenders, or any of them, may have, and nothing in this Guaranty or in any other Credit Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of Agent and Lenders, or any of them.  Guarantor hereby agrees that, to the fullest extent permitted by law, any affiliate or subsidiary of Agent or any of Lenders and any holder of a participation in any obligation of Guarantor under this Guaranty, shall have the same rights of setoff as Agent and Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

(b)           Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to Guarantor by or for the account of Borrower, such amount shall be held in trust for the benefit of each Lender and Agent and shall forthwith be paid to Agent to be credited and applied to the Guarantied Obligations when due and payable.

13.           Construction.  The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect.  This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

14.           Successors and Assigns.  This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Agent and Lenders, or any of them, and their successors and permitted assigns; provided, however, that Guarantor may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.  Without limitation of the foregoing, Agent and Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Credit Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Credit Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied

Obligations such other Person shall be vested with all the benefits in respect thereof granted to Agent and Lenders in this Guaranty or otherwise.

15.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Governing Law.  This Guaranty shall be deemed to be a contract under the Laws of the State of New York and shall, pursuant to New York General Obligations Law Section 5-1401, and for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York.

(b)           Certain Waivers; Submission to Jurisdiction.

(i)            Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in New York, New York, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof.  Guarantor waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

(ii)           Guarantor hereby irrevocably waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii)          GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

16.           Severability; Modification to Conform to Law.

(a)           It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b)           Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by Agent or any of Lenders or Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i)            the fair consideration actually received by Guarantor under the terms and as a result of the Credit Documents and the value of the benefits described in Section 17(b), including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Credit Documents, or

(ii)           the excess of: (1) the amount of the fair value of the assets of Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.

(c)           Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on Guarantor’s obligations hereunder as to each element of such assertion.

17.           Receipt of Credit Documents, Benefits.

(a)           Guarantor hereby acknowledges that it has received a copy of the Credit Documents and Guarantor certifies that the representations and warranties made therein with respect to Guarantor are true and correct.  Further, Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Documents.

(b)           Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

18.           Miscellaneous.

(a)           Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall in any event be effective unless in a writing manually signed by Guarantor and by or on behalf of Agent and Lenders.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay or failure of Agent or Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of Agent and Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise.

(b)           Telecommunications. Each Lender and Agent shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(c)           Expenses.  Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by Agent or any of Lenders in enforcing this Guaranty against Guarantor and Guarantor shall pay and indemnify each Lender and Agent for, and hold each of them harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Agent: (i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;  (ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by Guarantor or Borrower;  (iii) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Lender or Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by Guarantor or Borrower or Agent or any Lender of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(d)           Prior Understandings.  This Guaranty constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all other prior and contemporaneous understandings and agreements.

(e)           Survival.  All representations and warranties of the Guarantor made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of Agent and Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

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[SIGNATURE PAGE 1 OF 1 OF GUARANTY AND SURETYSHIP AGREEMENT]

IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has caused this Guaranty to be executed as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

CASTLEROCK SECURITY, INC.,
a Delaware corporation

By:	/ s / Brian E. Johnson
Brian E. Johnson, President

Address for Notices:

2101 S. Arlington Heights Road, Suite 150 Arlington Heights, Illinois 60005 Attention: Brian E. Johnson Telephone: 847-956-2929 Telecopy: 847-890-6688